Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULES 13A-14(A) AND 15D-14(A)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Serge Belamant, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Net 1 UEPS Technologies, Inc. for the year ended June 30, 2011;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 3, 2012	/s/ Serge Belamant
Serge Belamant
Principal executive officer